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                                                              EXHIBIT 11
                                                          FIFTH THIRD BANCORP
                                            COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
                                                     ($000's except per share data)
                                                                               For the Three Months
                                                                                  Ended March 31,
                                                                                  1996      1995
                                                                                 ------    ------
Net Income                                                                     $  79,140    66,118
                                                                                ========  ========
Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding                                 100,780    97,611
                                                                                ========  ========
   Per share (net income divided by the weighted average
     number of shares outstanding)                                             $    0.79      0.68
                                                                                ========  ========
Net income per common and common equivalent share:
   Net income                                                                  $  79,140    66,118
   Add - Interest on 4 1/4% convertible subordinated notes
     due 1998, net of applicable income taxes                                        988     1,081
                                                                                --------  --------
   Adjusted net income                                                         $  80,128    67,199
                                                                                ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                          105,075   101,255
                                                                                ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                            $    0.76      0.66
                                                                                ========  ========
Net income per common share - assuming full dilution:
   Adjusted net income                                                         $  80,128    67,199
                                                                                ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                                          105,108   101,264
                                                                                ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)                            $    0.76      0.66
                                                                                ========  ========
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